THE LAW OFFICE OF
                           RONALD N. VANCE, P.C.
                              Attorney at Law
                            1656 REUNION AVENUE
                                 SUITE 250
                          SOUTH JORDAN, UTAH 84095


ALSO ADMITTED IN CALIFORNIA (INACTIVE)               TELEPHONE (801) 446-8802
                                                           FAX (801) 446-8803
                                                     EMAIL: rnvance@qwest.net

                              January 23, 2007

Trycera Financial, Inc.
18023 East Sky Park Circle
Suite G
Irvine, CA  92614

Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Trycera Financial, Inc., a Nevada corporation ("Trycera" or the "Company"), with the Securities and Exchange Commission (the "Commission") on or about January 24, 2007, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,908,000 shares of Trycera's Common Stock (the "Shares"), subject to issuance by Trycera upon the exercise of stock options granted under the 2004 Stock Option/Stock Issuance Plan. In rendering this opinion, I have examined such matters of fact as I have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

     1.   the Company's Articles of Incorporation, as amended;

     2.   the Company's Bylaws;

     3. the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     4. resolutions of the Board of Directors and the Compensation Committee of the board;

     5. the stock records that the Company has provided to me by the transfer agent; and

     6. the Company's 2004 Stock Option/Stock Issuance Plan and the forms of notice of grant of stock option and stock option agreement thereunder.

     In my examination of documents for purposes of this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals and completeness of all documents submitted to me as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. I have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents and that the stock option agreements will be duly executed and delivered by all parties thereto.

     As to matters of fact relevant to this opinion, I have relied solely upon my examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from such documents. I have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Trycera Financial, Inc.
January 23, 2007
Page 2

     Based upon the foregoing, it is my opinion that under the corporate law of the State of Nevada, the 4,908,000 Shares that may be issued and sold by the Company upon the exercise of the options, or grant of shares, when issued, sold and delivered in accordance with the applicable plan and agreements and in the manner and for the consideration stated in the Registration Statement will be validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on my understanding of facts in existence as of such date after the aforementioned examination. I assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                        Very truly yours,

                                        Ronald N. Vance, P.C.

                                        By: /s/ Ronald N. Vance
                                            Ronald N. Vance, President